Exhibit 99.2

HighPoint Resources Corporation

Existing HPR Interests Ballot-Proxy

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS ACCOMPANYING THIS BALLOT-PROXY.

IMPORTANT: NO CHAPTER 11 CASES HAVE BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS BALLOT-PROXY. IN THE EVENT THE MINIMUM PARTICIPATION CONDITION AND THE OTHER CONDITIONS FOR THE OUT-OF-COURT RESTRUCTURING ARE NOT SATISFIED OR WAIVED, OR AN IN-COURT RESTRUCTURING IS OTHERWISE NECESSARY OR APPROPRIATE, THE DEBTORS INTEND TO FILE CHAPTER 11 CASES AND SEEK CONFIRMATION OF THE PREPACKAGED PLAN BY THE BANKRUPTCY COURT SHORTLY THEREAFTER AS DESCRIBED IN GREATER DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE DISCLOSURE STATEMENT.

Existing HPR Interests
BALLOT-PROXY for (A) Voting on the merger of Highpoint resources corporation and bonanza creek energy, Inc., (B) Voting on THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO HIGHPOINT’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR RELATES TO THE MERGER and (C) ACCEPTING Or REJECTINg THE dEBTORS’ Joint PREPACKAGED Chapter 11 Plan OF rEORGANIZATION1

This ballot-proxy (the “Ballot-Proxy”) is being sent to you because records indicate that you are the Holder of an Existing HPR Interest as of February 1, 2021 (the “Voting Record Date”).

Please use this Ballot-Proxy to cast your vote (a) on the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc., Boron Merger Sub, Inc. and HighPoint Resources Corporation, as such agreement may be amended from time to time (the “Merger Agreement,” and such merger contemplated thereby, the “Merger,” and such proposal to approve and adopt the Merger Agreement, the “Out-of-Court Proposal”); (b) on the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to HighPoint’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”) and (c) to accept or reject the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (as may be amended, modified or supplemented in accordance with its terms, the “Prepackaged  Plan” or the “Plan”),2 which is being proposed by HighPoint Resources Corporation (the “Company”) and its affiliates that intend to commence chapter 11 cases (collectively, the “Debtors”) if the conditions to the Out-of-Court Restructuring, as discussed in the Registration Statement Documents that accompany this Ballot-Proxy, are not met. Your votes are being solicited by the Board of Directors of the Company.

You may vote on each of the proposals as follows:

•	To vote on the Out-of-Court Proposal, please see Item 2A.

•	To vote on the Compensation Proposal, please see Item 2B.

•	To vote on the Prepackaged Plan, please see Item 3 and Item 4.

1	The anticipated Debtors in these chapter 11 cases and the last four digits of each such Debtor’s taxpayer identification number are as follows: HighPoint Resources Corporation (0361); HighPoint Operating Corporation (0545); and Fifth Pocket Production, LLC (8360). The location of the Debtors’ principal place of business is 555 17th Street, Suite 3700 Denver, Colorado 80202.

2	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement Documents, or the Prepackaged Plan, as applicable.

Existing HPR Interests Ballot-Proxy

The Board of Directors of the Company recommends that you vote “FOR” the Out-of-Court Proposal, “FOR” the Compensation Proposal, and to “ACCEPT” the Prepackaged Plan.

You may also vote on the proposals as follows:

•	On the internet at https://dm.epiq11.com/HighPoint. Voting by internet is available 24 hours a day and will be accessible at any time prior to or during the HighPoint special meeting.

•	At the virtual HighPoint special meeting, which will take place on March 12, 2021, at 9:00 a.m. Mountain Time. You may attend the virtual HighPoint special meeting by registering prior to 5:00 p.m., Eastern Time (3:00 p.m., Mountain Time) on March 11, 2021 at https://dm.epiq11.com/HighPoint and following the instructions provided upon registration.

The Merger Agreement is included as Annex A to the accompanying Joint Proxy Statement/Prospectus of the Company dated [●], as may be amended, modified or supplemented (collectively, the Joint Proxy Statement/Prospectus together with the Disclosure Statement is referred to herein as the “Registration Statement Documents”). The Prepackaged Plan is included as Exhibit A to the accompanying Disclosure Statement.

If the conditions to the Out-of-Court Restructuring, as discussed in the Registration Statement Documents, are met, then, the Company may seek to consummate the Merger out-of-court. In that case, your vote on the Prepackaged Plan will be disregarded and the Company would not seek to consummate the Merger through the Prepackaged Plan. Alternatively, if the conditions to the Out-of-Court Restructuring, as discussed in the Registration Statement Documents, are not met, then the Company may file bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) and seek to consummate the Merger through a bankruptcy process and the Prepackaged Plan. In such instance, your vote on the Prepackaged Plan will be counted as set forth herein.

Approval of the Out-of-Court Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on such proposal. Approval of the Compensation Proposal, on a non-binding advisory basis, requires the affirmative vote of a majority of votes cast. The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if the Prepackaged Plan (a) is accepted by the holders of two-thirds in amount and more than one-half in number of Claims in each Class of Claims that votes on the Prepackaged Plan, (b) is accepted by two-thirds in amount of Interests in each Class of Interests that votes on the Prepackaged Plan, and (c) otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if the Prepackaged Plan (a) provides fair and equitable treatment to, and does not discriminate unfairly against, the class(es) of claims or interests that rejected the Prepackaged Plan, in accordance with section 1129(b) of the Bankruptcy Code, and (b) otherwise satisfies the requirements of sections 1129(a) and 1129(b) of the Bankruptcy Code.

Please carefully read the accompanying Registration Statement Documents and Prepackaged Plan and follow the enclosed instructions for completing this Ballot-Proxy included in the package (the “Solicitation Package”).

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Existing HPR Interests Ballot-Proxy

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT-PROXY, THE VOTING PROCEDURES, GENERAL QUESTIONS ABOUT THE DEBTORS’ SOLICITATION OF PLAN VOTES, OR THE SOLICITATION MATERIALS YOU HAVE RECEIVED, OR YOU NEED TO OBTAIN ADDITIONAL SOLICITATION MATERIALS, PLEASE CONTACT THE DEBTORS’ VOTING AGENT by (1) emailing Tabulation@epiqglobal.com and reference “HIGHPOINT RESOURCES” in the subject line, (2) calling (855) 914-4726 (U.S. AND CANADA TOLL FREE) OR (503) 520-4495 (LOCAL AND INTERNATIONAL (TOLL)), or (3) writing to the following address: HighPoint Resources, c/o Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005. PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS BALLOT-PROXY. THIS BALLOT-PROXY MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE 5:00 P.M. EASTERN TIME (3:00 P.M. MOUNTAIN TIME) ON [●], 2021 (THE “VOTING DEADLINE”). IF THE VOTING AGENT DOES NOT RECEIVE YOUR BALLOT-PROXY BEFORE THE VOTING DEADLINE, AND UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT, YOUR VOTE WILL NOT BE COUNTED. PROVIDED, HOWEVER, THAT THE COMPANY SHALL TABULATE VOTES TO ACCEPT OR REJECT THE PLAN ON BEHALF OF HOLDERS OF EXISTING HPR INTERESTS AFTER SUCH TIME AND UNTIL THE SPECIAL MEETING OF STOCKHOLDERS OF HIGHPOINT RESOURCES CORPORATION TO CONSIDER APPROVAL OF THE MERGER AND OTHERWISE IN ACCORDANCE WITH APPLICABLE LAW.

•	CONSUMMATION OF THE MERGER IS EXPRESSLY CONDITIONED UPON (i) CONSUMMATION OF THE EXCHANGE OFFER AND THE APPROVAL OF THE OUT-OF-COURT PROPOSAL AT THE HIGHPOINT SPECIAL MEETING OR (ii) CONFIRMATION OF THE PREPACKAGED PLAN.

•	CONFIRMATION OF THE PREPACKAGED PLAN IS EXPRESSLY CONDITIONED UPON BANKRUPTCY COURT APPROVAL OF THE RELEASES BY RELEASING PARTIES (AS DESCRIBED BELOW AND LOCATED IN ARTICLE VIII OF THE PREPACKAGED PLAN), WHICH, IF APPROVED BY THE BANKRUPTCY COURT, WOULD PERMANENTLY ENJOIN HOLDERS OF CERTAIN CLAIMS AGAINST THIRD PARTIES FROM ASSERTING SUCH CLAIMS AGAINST SUCH NON-DEBTOR THIRD PARTIES. THE RELEASES BY RELEASING PARTIES, IF APPROVED, WILL BIND AFFECTED HOLDERS OF CLAIMS IN THE MANNER DESCRIBED IN ITEM 4 OF THIS BALLOT-PROXY.

•	IF THE CHAPTER 11 CASES ARE FILED AND If the Bankruptcy Court confirms the PREPACKAGED plan, it will bind you regardless of whether you have voted.

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS ACCOMPANYING THIS BALLOT-PROXY.

All Holders of Existing HPR Interests should submit this Ballot-Proxy in order to have their votes and elections counted in accordance with the Solicitation Procedures before the Voting Deadline.

HOW TO COMPLETE YOUR BALLOT-PROXY

1.      COMPLETE ITEM 1, ITEM 2, AND ITEM 3.

2.      REVIEW THE RELEASES CONTAINED IN ITEM 4 AND THE CERTIFICATIONS CONTAINED IN ITEM 5.

3.     SIGN AND DATE YOUR BALLOT-PROXY. (Please provide your name and mailing address in the space provided on this Ballot-Proxy.)

4.      RETURN THE BALLOT-PROXY TO THE VOTING AGENT IN ACCORDANCE WITH THESE instructions.

5.      IF YOU HOLD A CLAIM OR AN INTEREST IN MORE THAN ONE CLASS ENTITLED TO VOTE, YOU MUST SUBMIT A BALLOT OR BALLOT-PROXY (AS APPLICABLE) FOR EACH SUCH INTEREST OR CLAIM.

6.      YOU MUST VOTE ALL OF YOUR EXISTING HPR INTERESTS EITHER TO ACCEPT OR REJECT THE PREPACKAGED PLAN, AND MAY NOT SPLIT YOUR VOTE ON ITEM 3.

you should submit your vote to THE VOTING AGENT so that it is
ACTUALLY received BY THE VOTING AGENT BEFORE the Voting Deadline.

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Existing HPR Interests Ballot-Proxy

Item 1. Amount of Existing HPR Interests.

The undersigned hereby certifies that, as of the Voting Record Date, it was the Holder, or authorized signatory for a Holder, of the number of shares of common stock of the Company set forth below. (On the line below, please insert the applicable number of shares of HighPoint common stock held.)

_______________ Shares of HighPoint Common Stock

Item 2. Proxy Vote on Out-of-Court Proposal and Compensation Proposal

THIS BALLOT-PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors recommends a vote “FOR” Items 2A and 2B below.

Note: You may vote for, against, or abstain on the following two proposals. Any ballot-proxy that is executed and returned will be voted as directed on the following two items, or, if no direction or unclear direction is given will be voted “FOR” Items 2A and 2B in accordance with the recommendation of the Board of Directors, consistent with the provisions of the Delaware General Corporation Law.

The undersigned holder of the shares of HighPoint common stock set forth in Item 1 above votes as follows (please check one box for each of Item 2A and 2B):

Item 2A. Proposal to approve and adopt the Merger Agreement (Out-of-Court Proposal)	FOR	AGAINST	Abstain
	☐	☐	☐

Item 2B. Proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or relates to the Merger (Compensation Proposal)

	FOR	AGAINST	Abstain
	☐	☐	☐

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Existing HPR Interests Ballot-Proxy

Item 3. Vote of Existing HPR Interests on the Prepackaged Plan The Holder of the Existing HPR Interests set forth in Item 1 votes to: (please check only one):	Accept the Prepackaged Plan ☐	Reject the Prepackaged Plan ☐
Note, you are voting all of your Existing HPR Interests either to accept or reject the Prepackaged Plan. You may not split your vote. If you do not indicate that you either accept or reject the Plan by checking the applicable box above, your ballot-proxy with respect to this Item 3 will not be counted, consistent with the provisions of the Bankruptcy Code. If you indicate that you both accept and reject the Prepackaged Plan by checking both boxes above, your ballot-proxy with respect to this Item 3 will not be counted, consistent with the provisions of the Bankruptcy Code.

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Existing HPR Interests Ballot-Proxy

Item 4. Releases.

Article VIII of the Prepackaged Plan provides for a release by the Debtors (the “Debtor Release”):

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Merger Agreement, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution, or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

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Existing HPR Interests Ballot-Proxy

Important information regarding the Third-Party Release.

The Prepackaged Plan contains a series of releases that are part of the overall restructuring set forth in the Prepackaged Plan and described in greater detail in the Registration Statement Documents. In that respect, parties should be aware that, if the Prepackaged Plan is confirmed and the Effective Date occurs, certain parties will be getting releases and certain parties will be giving releases as set forth in Article VIII of the Prepackaged Plan. For your convenience, excerpts of the release provisions from the Prepackaged Plan are set forth below, however, you should carefully read the Registration Statement Documents and the Prepackaged Plan this Ballot-Proxy accompanies with respect to the releases.

If you do not consent to the releases contained in the Prepackaged Plan and the related injunction, you may elect not to grant such releases but only if you affirmatively elect to “opt out” of being a Releasing Party by completing the “opt out” form below and timely returning this Ballot-Proxy in advance of the Voting Deadline. AS A “RELEASING PARTY” UNDER THE PREPACKAGED PLAN, YOU ARE DEEMED TO PROVIDE THE RELEASES CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, AS SET FORTH ABOVE. YOU MAY ELECT NOT TO GRANT THE RELEASE CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN ONLY IF YOU CHECK THE BOX BELOW AND SUBMIT THIS BALLOT-PROXY BY THE VOTING DEADLINE. IN ALL OTHER CASES, YOU WILL BE DEEMED TO CONSENT TO THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN. THE ELECTION TO WITHHOLD CONSENT TO GRANT SUCH RELEASE IS AT YOUR OPTION. BY OPTING OUT OF THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, YOU WILL FOREGO THE BENEFIT OF OBTAINING THE RELEASES SET FORTH IN ARTICLE VIII OF THE PREPACKAGED PLAN IF YOU ARE A RELEASED PARTY IN CONNECTION THEREWITH.

Article VIII.D of the Prepackaged Plan provides for a third-party release by the Releasing Parties (the “Third-Party Release”):

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into or filing of, as applicable, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Merger Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

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Existing HPR Interests Ballot-Proxy

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

Definitions Related to the Debtor Release and the Third-Party Release:

under the Prepackaged Plan, “Released Party” means, collectively, and solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii) (a) each holder of a rbl claim; (b) each Consenting Noteholder; (c) the rbl agent; (d) each Trustee; (e) the Consenting Shareholders; (f) BCEI; (g) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(f), each of such Entity’s current and former Affiliates; and (h) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(g), each of such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided that for purposes of this definition, in no event shall “Affiliate” include any entity that is not directly or indirectly, controlled by, or under common control with, the party of which such entity is an affiliate; provided, further, that any Holder of a Claim or Interest that opts out of, or objects to, the releases contained in the Plan shall not be a “Released Party”. UNDER THE PREPACKAGED PLAN, “Releasing Party” means each of the following, solely in its capacity as such: (a) each Holder of a RBL Claim; (b) each Consenting Noteholder; (c) the RBL Agent; (d) each Trustee; (e) each Consenting Shareholder; (f) all Holders of Claims or Interests who vote to accept or are deemed to accept the Plan; (g) all Holders of Claims or Interests who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (h) all Holders of Claims or Interests who vote to reject or are deemed to reject the Plan and who do not opt out of the releases provided by the Plan; (i) with respect to the foregoing clauses (a) through (h), each such Entity and its current and former Affiliates; and (j) with respect to the foregoing clauses (a) through (i), each such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided, that any Holder of a Claim or Interest that validly opts out of, or objects to, the releases contained in the Plan shall not be a “Releasing Party”.

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Existing HPR Interests Ballot-Proxy

By checking the box below, the undersigned holder of an Existing HPR Interest set forth in Item 1 elects to (optional):

☐ Opt Out of the Third-Party Release

Article VIII.E of the Prepackaged Plan provides for an exculpation of certain parties (the “Exculpation”):

Effective as of the Effective Date, without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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Existing HPR Interests Ballot-Proxy

The Exculpated Parties and other parties set forth above have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Definitions Related to the Exculpation:

UNDER THE PREPACKAGED PLAN, “Exculpated Parties” means, collectively, each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii)(a) the Consenting Noteholders; (B) each Trustee, (C) the Consenting Shareholders; (D) BCEI; (E) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(D), each of such Entity’s current and former Affiliates; and (F) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(E), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

Article VIII.F of the Prepackaged Plan establishes an injunction (the “Injunction”):

EFFECTIVE AS OF THE EFFECTIVE DATE, PURSUANT TO SECTION 524(A) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER OR FOR OBLIGATIONS ISSUED OR REQUIRED TO BE PAID PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED, DISCHARGED, OR ARE SUBJECT TO EXCULPATION ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE EFFECTIVE DATE, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

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Item 5. Certifications and Appointment of Proxy.

Upon execution of this Ballot-Proxy, the undersigned certifies that:

1.	as of the Voting Record Date, it was the Holder (or an authorized signatory for a Holder) of the Existing HPR Interests set forth in Item 1;

2.	it is eligible to be treated as the Holder of the Existing HPR Interests set forth in Item 1 for the purposes of voting on the Prepackaged Plan;

3.	it has received a copy of the Solicitation Package this Ballot-Proxy accompanies and acknowledges that the solicitation, including the election with respect to the Third-Party Release, is being made pursuant to the terms and conditions set forth therein;

4.	it has not relied on any statement made or other information received from any person with respect to the Merger or the Prepackaged Plan other than the information contained in the Solicitation Package materials;

5.	it has cast the same vote with respect to all of the Holder’s Existing HPR Interests in connection with the Prepackaged Plan;

6.	it understands the treatment provided for its Existing HPR Interests under the Prepackaged Plan;

7.	it understands the recoveries provided for in the Prepackaged Plan are expressly conditioned upon confirmation and consummation of the Prepackaged Plan;

8.	it acknowledges and agrees that the Debtors may make conforming changes to the Prepackaged Plan as may be reasonably necessary, subject to section 1127 of the Bankruptcy Code and in accordance with the terms and conditions set forth in the TSA and the Merger Agreement; provided that the Debtors will not resolicit acceptances or rejections of the Prepackaged Plan in the event of such conforming changes unless otherwise required to by the Bankruptcy Court;

9.	it understands and acknowledges that only the last properly executed Ballot-Proxy cast prior to the Voting Deadline with respect to the Existing HPR Interests set forth in Item 1 will be counted, and, if any other Ballot-Proxy has been previously cast with respect to the Existing HPR Interests set forth in Item 1, such other Ballot-Proxy shall be deemed revoked;

10.	as of the Voting Record Date, it (a) has not transferred any interests or related to the Existing HPR Interests set forth in Item 1 and (b) has not granted any lien or encumbrance in the Existing HPR Interests set forth in Item 1 that precludes it from voting on the Prepackaged Plan or submitting this Ballot-Proxy;

11.	it has full and complete authority to execute and submit this Ballot-Proxy;

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12.	it understands and acknowledges that all authority conferred or agreed to be conferred pursuant to this Ballot-Proxy, and every obligation of the Holder hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, and legal representatives of the Holder and shall not be affected by, and shall survive, the death or incapacity of such Holder; and

13.	the undersigned has received the Notice of Special Meeting of HighPoint Resources Corporation and the accompanying joint proxy statement/prospectus and appoints R. Scot Woodall and Kenneth A. Wonstolen and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated in Item 2A and Item 2B of this ballot-proxy, all of the shares of HighPoint common stock identified in Item 1, which the undersigned has the power to vote, with all powers that the undersigned would possess if personally present at the Special Meeting of Stockholders of HighPoint Resources Corporation, or any adjournment or postponement thereof.

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Existing HPR Interests Ballot-Proxy

Item 6. Holder Information and Signature.

BALLOT-PROXY COMPLETION INFORMATION — COMPLETE THIS SECTION
Name of the Holder:
Signature:
Signatory Name (if other than the Holder):
Title:
Address:
Email Address:
Telephone Number:
Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT-PROXY AND RETURN IT PROMPTLY TO THE VOTING AGENT ACCORDING TO THESE INSTRUCTIONS.

THIS BALLOT-PROXY INCORPORATING YOUR VOTE MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT SUCH BALLOT-PROXY IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO THE VOTING DEADLINE:

(I)	VIA FIRST CLASS MAIL TO THE ADDRESS SET FORTH BELOW:
HighPoint Resources Ballot Processing Center c/o Epiq Corporate Restructuring, LLC P.O. Box 4422 Beaverton, Oregon 97076-4422

OR

(II)	VIA Overnight Courier or Hand Delivery TO THE ADDRESS SET FORTH BELOW:
HighPoint Resources Ballot Processing Center c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, Oregon 97005

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Existing HPR Interests Ballot-Proxy

Alternatively, to submit your Ballot-PROXY via the VOTING Agent’s online balloting portal, visit https://dm.epiq11.com/HighPoint. Click on the “E-Ballot” section of the website and follow the instructions to submit your Ballot.

PLEASE CHOOSE ONLY ONE METHOD TO RETURN THIS BALLOT-PROXY. IF YOU WOULD LIKE TO COORDINATE HAND DELIVERY OF YOUR BALLOT-PROXY, PLEASE SEND AN EMAIL TO TABULATION@EPIQGLOBAL.COM AT LEAST 24 HOURS BEFORE YOUR ARRIVAL AT THE ADDRESS ABOVE AND PROVIDE THE ANTICIPATED DATE AND TIME OF YOUR DELIVERY OF THIS BALLOT-PROXY, WHICH MUST BE RECEIVED BEFORE THE VOTING DEADLINE.

EMAIL: TABULATION@EPIQGLOBAL.COM

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INSTRUCTIONS FOR COMPLETING THIS BALLOT-PROXY

1.	The Company is soliciting the votes of Holders of Existing HPR Interests with respect to the Out-of-Court Proposal, the Compensation Proposal and the Prepackaged Plan. The Registration Statement Documents, the Merger Agreement, and the Prepackaged Plan are included in the packet this Ballot-Proxy accompanies. Capitalized terms used and not defined herein have the meaning given to such terms in the Prepackaged Plan or Registration Statement Documents, as applicable.

2.	If the conditions to the Out-of-Court Restructuring, as discussed in the Registration Statement Documents, are met, then, the Company may seek to consummate the Merger out-of-court. In that case, your vote on the Prepackaged Plan will be disregarded and the Company would not seek to consummate the Merger through the Prepackaged Plan. Alternatively, if the conditions to the Out-of-Court Restructuring, as discussed in the Registration Statement Documents, are not met, then the Company may file bankruptcy cases under chapter 11 of the Bankruptcy Code and seek to consummate the Merger through a bankruptcy process and the Prepackaged Plan.

3.	Approval of the Out-of-Court Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on such proposal. Approval of the Compensation proposal, on a non-binding advisory basis, requires the affirmative vote of a majority of votes cast. The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the Holders of two-thirds of the aggregate principal amount and more than one-half in number of the Claims or Interests voted in each Class that votes on the Prepackaged Plan and if the Prepackaged Plan otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if it finds that the Prepackaged Plan (a) provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

4.	To ensure that your vote is counted, you must complete the Ballot-Proxy and return it to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline.

5.	Any vote received by the Voting Agent after the Voting Deadline will not be counted unless the Debtors determine otherwise or as permitted by the Bankruptcy Court. Except as otherwise provided herein, such delivery will be deemed made only when the Voting Agent actually receives the executed ballot. In all cases, Holders should allow sufficient time to assure timely delivery. No ballot should be sent to the Debtors or the Debtors’ financial or legal advisors.

6.	If you deliver multiple Ballot-Proxies to the Voting Agent as applicable, the last properly executed Ballot-Proxy timely received will supersede and revoke any earlier received Ballot-Proxy.

7.	This Ballot-Proxy is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Merger and the Prepackaged Plan. Accordingly, at this time, creditors and shareholders should not surrender certificates or instruments representing or evidencing their Claims or Interests, and neither the Debtors nor the Voting Agent will accept delivery of any such certificates or instruments surrendered together with this Ballot-Proxy.

8.	This Ballot-Proxy does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim.

9.	You may not split your vote on Item 3 (i.e., you must vote all of the HighPoint common stock identified in Item 1 either to accept or reject the Prepackaged Plan).

10.	If you hold Claims or Interests in more than one Class under the Prepackaged Plan, or in multiple accounts, you must submit one Ballot or Ballot-Proxy, as applicable, for each different Class or account. Each Ballot or Ballot-Proxy votes only your Claims or Interests indicated on that Ballot or Ballot-Proxy, as applicable.

11.	Please be sure to sign and date this Ballot-Proxy. If you are signing this Ballot-Proxy in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you should indicate such capacity when signing and, if requested by the Voting Agent or the Debtors, must submit proper evidence of such capacity to the requesting party. In addition, please provide your name and mailing address.

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12.	The following Ballot-Proxies shall not be counted in determining the acceptance or rejection of the Prepackaged Plan: (a) any Ballot-Proxy that is illegible or contains insufficient information to permit the identification of the Holder of the Interests; (b) any Ballot-Proxy not actually received by the Voting Agent before the Voting Deadline, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court; (c) any unsigned Ballot-Proxy; (d) any Ballot-Proxy does not contain an original signature; (e) any Ballot-Proxy that partially rejects and partially accepts the Prepackaged Plan; (f) any Ballot-Proxy not marked to either accept or reject the Prepackaged Plan, or marked to both accept and reject the Prepackaged Plan; and (g) any Ballot-Proxy superseded by a later, timely submitted valid Ballot-Proxy. With respect to the Out-of-Court Proposal and Compensation Proposal, any Ballot-Proxy that is executed and returned will be voted as directed on Items 2A and 2B, or, if no direction or unclear direction is given will be voted “FOR” Items 2A and 2B in accordance with the recommendation of the Board of Directors of the Company, consistent with the provisions of the Delaware General Corporation Law.

OTHER IMPORTANT INFORMATION

1.	Any Ballot-Proxy submitted that is incomplete or illegible, indicates unclear or inconsistent votes with respect to the Prepackaged Plan or is improperly signed and returned will NOT be counted unless the Debtors determine otherwise.

2.	Any vote received by the Voting Agent after the Voting Deadline will not be counted with respect to acceptance or rejection of the Prepackaged Plan, as applicable, unless the Debtors otherwise determine. Subject to the TSA, no vote may be withdrawn or modified after the Voting Deadline without the Debtors’ prior consent and/or permission of the Bankruptcy Court.

3.	Except as otherwise provided herein, delivery to the Voting Agent of a Ballot-Proxy reflecting your vote will be deemed to have occurred only when the Voting Agent actually receives the executed Ballot-Proxy, as applicable. In all cases, you should allow sufficient time to assure timely delivery of your vote to the Voting Agent by the Voting Deadline.

4.	If, as of the Voting Record Date, you held Claims or Interests in more than one voting Class under the Prepackaged Plan, you must submit a separate Ballot or Ballot-Proxy, as applicable, for each Class of Claims or Interests. Further, if you are a Beneficial Holder[3] you must also submit one or more Beneficial Holder Ballot-Proxies if, as of the Voting Record Date, you held Existing HPR Interests through one or more affiliated funds, in which case the vote cast by each such affiliated fund will be counted separately. Separate Claims or Interests held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims or Interests shall be treated as a separate vote to accept or reject the Prepackaged Plan (as applicable).

5.	You should not rely on any information, representations, or inducements made to obtain an acceptance of the Prepackaged Plan that are other than as set forth in, or are inconsistent with, the information contained in the Registration Statement Documents, the documents attached to or incorporated in the Registration Statement Documents, and the Prepackaged Plan.

3	A “Beneficial Holder” is a beneficial owner of Class 8 Existing HPR Interests whose Claims have not been satisfied prior to the Voting Record Date pursuant to court order or otherwise, as reflected in the records maintained by the Nominees (as defined herein) holding through the Depository Trust Company or other relevant security depository and/or the applicable indenture trustee, as of the Voting Record Date

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Existing HPR Interests Ballot-Proxy

PLEASE COMPLETE, SIGN, AND DATE THIS BALLOT-PROXY AND RETURN IT PROMPTLY. THIS BALLOT-PROXY MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO [●], 2021, AT 5:00 P.M. EASTERN TIME (3:00 P.M. MOUNTAIN TIME) OR YOUR VOTE WILL NOT BE COUNTED. PROVIDED, HOWEVER, THAT THE COMPANY SHALL TABULATE VOTES TO ACCEPT OR REJECT THE PLAN ON BEHALF OF HOLDERS OF EXISTING HPR INTERESTS AFTER SUCH TIME AND UNTIL THE SPECIAL MEETING OF STOCKHOLDERS OF HIGHPOINT RESOURCES CORPORATION TO CONSIDER APPROVAL OF THE MERGER AND OTHERWISE IN ACCORDANCE WITH APPLICABLE NONBANKRUPTCY LAW.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT-PROXY, THE VOTING PROCEDURES, GENERAL QUESTIONS ABOUT THE COMPANY’S SOLICITATION OF VOTES, OR NEED ADDITIONAL COPIES OF SOLICITATION MATERIALS, PLEASE CONTACT THE VOTING AGENT BY EMAILING TABULATION@EPIQGLOBAL.COM AND REFERENCE “HIGHPOINT RESOURCES” IN THE SUBJECT LINE, OR BY CALLING (855) 914-4726 (U.S. AND CANADA TOLL FREE) OR (503) 520-4495 (LOCAL AND INTERNATIONAL (TOLL)).

PLEASE BE ADVISED THAT THE VOTING AGENT IS NOT AUTHORIZED TO PROVIDE, AND WILL NOT PROVIDE, LEGAL ADVICE.

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